EXHIBIT 3.21
SECOND AMENDMENT TO THE THIRD AMENDED
AND RESTATED PARTNERSHIP AGREEMENT OF
LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM
          This Second Amendment to the Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana Partnership in Commendam (the “Second Amendment”), dated effective as of the 9th day of July, 2010 (the “Effective Date”), is made by and between the undersigned Partners.
INTRODUCTION
     A. Louisiana-I Gaming, a Louisiana Partnership in Commendam (the “Partnership”), is a Louisiana partnership in commendam.
     B. As of the Effective Date of this Second Amendment, the Partners of the Partnership are Boomtown, LLC, a Delaware limited liability company, as both the general partner and a partner in commendam, and Pinnacle Entertainment, Inc., a Delaware corporation, as a partner in commendam.
     C. As of the Effective Date of this Second Amendment, the partnership agreement of the Partnership is the Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in commendam, dated as of March 24, 2008 (the “Restated Partnership Agreement”).
     D. The Partners desire to amend the Restated Partnership Agreement in accordance with the terms of this Second Amendment.
          NOW, THEREFORE, the Restated Partnership Agreement is hereby amended as follows.
     1. Section 2.2 (iv) of the Restated Partnership is hereby deleted and the following is substituted in its place: “(iv) engage in any other lawful activities determined by the General Partner to be necessary or advisable”; and
     2. Section 5.2(b) of the Restated Partnership Agreement is hereby deleted and the following is substituted in its place: “(b) Borrow money on behalf of the Partnership and/or encumber Partnership assets and property in connection with such borrowings, guaranty the indebtedness and obligations of any Partner or any other person or entity related to any Partner and encumber Partnership assets and property to secure any such guaranties, and extend or modify any obligations of the Partnership.”

          The Partners execute this Second Amendment effective as of the Effective Date stated above.

GENERAL PARTNER:

Boomtown, llc,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware
corporation, its sole member

	By:	/s/ John A. Godfrey
John A. Godfrey, Executive Vice
President and General Counsel

PARTNERS IN COMMENDAM:

Boomtown, llc,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware
corporation, its sole member

	By:	/s/ John A. Godfrey
John A. Godfrey, Executive Vice
President and General Counsel

Pinnacle Entertainment, Inc., a Delaware corporation

	By:	/s/ John A. Godfrey
John A. Godfrey, Executive Vice
President and General Counsel